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                             ARTHUR ANDERSEN LLP


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Wallace Computer Services, Inc. on Form S-3 (Registration No. 333-_______) of our report dated September 3, 1997 incorporated by reference in the Wallace Computer Services, Inc. Annual Report on Form 10-K for the fiscal year ended July 31, 1997, and to all references to our Firm included in this Registration Statement.



                                                    Arthur Anderson LLP



Chicago, Illinois
February 24, 1998